                                                                   EXHIBIT 99.2
                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       12% SENIOR SECURED NOTES DUE 2002
                                      OF

                          TRANS WORLD AIRLINES, INC.

  This form or a substantially equivalent form must be used to accept the Exchange Offer of Trans World Airlines, Inc. (the "Company") made pursuant to
the Prospectus dated           , 1997 (the "Prospectus") if certificates for
the Company's 12% Senior Secured Notes due 2002 (the "Old Notes") are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary on or before the Expiration Date (as defined in the Prospectus). Such form may be delivered by hand or transmitted by mail or overnight courier, or (for Eligible Institutions only) by facsimile transmission, to First Security Bank, National Association (the "Exchange Agent"). In addition, to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) before 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

To: First Security Bank, National Association

                    By Mail, Overnight Courier or by Hand:
                   FIRST SECURITY BANK, NATIONAL ASSOCIATION
                           CORPORATE TRUST SERVICES
                             79 SOUTH MAIN STREET
                          SALT LAKE CITY, UTAH 84111

                            Telephone: 801/246-5630
                            Facsimile: 801/246-5053

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Old Notes is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to Trans World Airlines, Inc., a Delaware Corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the principal amount of Old Notes listed below, pursuant to the guaranteed delivery procedures set forth in Instruction 1 of the Letter of Transmittal.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW:

Principal Amount(s) of Old Notes ______________________________________________

Name(s) of Record Holder(s) ___________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
    Please Print or Type

Address                  Zip Code

Area Code and Tel. No

Signature(s)

______________________________________

Dated:

If Old Notes will be delivered by book-entry transfer at The Depository Trust
Company ("DTC"), Depository Account No.:        .

The registered Holder(s) of Old Notes must sign this Notice of Guaranteed Delivery exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es)

Name(s): ______________________________________________________________________

Capacity: _____________________________________________________________________

Address(es): __________________________________________________________________

                                   GUARANTEE

                   (Not to Be Used for Signature Guarantee)

  The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an "Eligible Guarantor Institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees (a) that the above named person(s) "own(s)" the Old Notes tendered hereby within the meaning of Rule 10b-4 under the Exchange Act, (b) that such tender of Old Notes complies with Rule 10b-4 under the Exchange Act and (c) that delivery to the Exchange Agent of certificates for the Old Notes tendered hereby, in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's Account at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus), with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature and any other required documents, will be received by the Exchange Agent at one of its addresses set forth above within five business trading days after the Expiration Date.

  THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OLD NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm __________________________________________________________________

Address and Zip Code __________________________________________________________

_______________________________________________________________________________

Area Code and Tel. No. ________________________________________________________

_______________________________________________________________________________
Authorized Signature

Name
   Please Print or Type

Title

Date

Dated:               , 1997

NOTE: DO NOT SEND OLD NOTE CERTIFICATES WITH THIS FORM; OLD NOTE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN FIVE BUSINESS TRADING DAYS AFTER THE EXPIRATION DATE.